Exhibit 10.2

AMENDED AND RESTATED UNCONDITIONAL AND

CONTINUING LEASE GUARANTY

THIS AMENDED AND RESTATED UNCONDITIONAL AND CONTINUING LEASE GUARANTY (“Guaranty”) is made effective as of June 6, 2007 (the “Effective Date”) by LIFECARE HOLDINGS, INC., a corporation organized under the laws of the State of Delaware (“LifeCare”), SAN ANTONIO SPECIALTY HOSPITALS, LTD., a limited partnership organized under the laws of the State of Texas (“San Antonio Subtenant”), and LIFECARE HOSPITALS OF MILWAUKEE, INC., a corporation organized under the laws of the State of Delaware (“Waukesha Subtenant”), in favor of HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware (“Landlord”), HCRI TEXAS PROPERTIES, LTD., a limited partnership organized under the laws of the State of Texas (“HCRI-TX” and a “Landlord”), and HCRI WISCONSIN PROPERTIES, LLC, a limited liability company organized under the laws of the State of Wisconsin (“HCRI-WI” and a “Landlord”).

RECITALS

A. Landlord and Life Care REIT 1, Inc., a corporation organized under the laws of the State of Delaware (“Tenant”), are entering into a lease of certain real property (“Property”) pursuant to an Amended and Restated Master Lease Agreement of even date (“Lease”). Tenant is entering or has entered into a Sublease with Waukesha Subtenant and San Antonio (individually and collectively “Subtenant”) for a portion of the Property. Any capitalized term not defined in this Guaranty which is defined in the Lease shall have the meaning set forth in the Lease.

B. In order to enter into the Lease to Tenant, Landlord requires that this Guaranty be provided by Life Care, Waukesha Subtenant and San Antonio Subtenant (individually and collectively “Guarantor”). LifeCare is the parent of Tenant. LifeCare’s wholly-owned subsidiary, LifeCare Holdings Company of Texas, a Nevada limited liability company, is the sole general partner of San Antonio Subtenant and the sole owner of Waukesha Subtenant. Each of LifeCare and Subtenant has determined that each will benefit from the Lease to Tenant and has agreed to provide this Guaranty to Landlord.

C. As used herein, “Lease Documents” means the Lease and all other documents and agreements made by Tenant in connection with the Lease, as amended, modified, renewed or extended from time to time. “Credit” means all rent, late charges, interest, taxes, utility charges, insurance premiums and all other charges, expenses and amounts payable by Tenant to Landlord pursuant to the Lease Documents. “Security” includes all guaranties of any Credit, all interests in real or personal property securing the payment of any Credit or any guaranties of any Credit, and all other agreements, rights or interests insuring or guaranteeing payment of any Credit. “Lease Obligations” means all of the covenants, obligations and liabilities of Tenant and Guarantor, if any, under the Lease Documents, including the payment of the Credit when due.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Guarantor agree as follows:

1. Guaranty. Guarantor unconditionally guarantees the prompt payment when due of the Credit and the performance of the Lease Obligations and shall indemnify Landlord and hold Landlord harmless from any costs and expenses in any way arising out of Tenant’s failure to repay the Credit or perform the Lease Obligations according to their terms.

2. Warranties.

(a) Capacity. LifeCare and Waukesha Subtenant are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and warrant that each has taken all necessary corporate action to incur the obligations of this Guaranty and to execute, deliver and perform this Guaranty. San Antonio Subtenant is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and warrants that it has taken all necessary action to incur the obligations of this Guaranty and to execute, deliver and perform this Guaranty.

(b) Contracts. LifeCare and Waukesha Subtenant each warrant that there is no provision of its respective Articles of Incorporation or Bylaws or any existing indenture, contract or agreement to which it is a party or of any law, administrative regulation, court order or consent decree that would be contravened by the execution, delivery or performance of this Guaranty. San Antonio Subtenant warrants that there is no provision of its partnership agreement or any existing indenture, contract or agreement to which it is a party or of any law, administrative regulation, court order or consent decree that would be contravened by the execution, delivery or performance of this Guaranty.

(c) Inducement to Landlord; Waivers. Guarantor [1] acknowledges that Landlord would not have extended the Credit to Tenant and will not continue to extend Credit to Tenant but for this Guaranty; [2] warrants that Guarantor has given this Guaranty to induce Landlord to extend and to continue to extend Credit to Tenant; [3] agrees that Landlord may rely on this Guaranty in extending future Credit to Tenant without notice to Guarantor; [4] warrants that Guarantor has received good and valuable consideration for this Guaranty; [5] waives acceptance of this Guaranty; [6] warrants that Guarantor has not given this Guaranty in reliance upon the existence of any Security; [7] acknowledges receipt of notice of all Credit extended before this date; [8] waives notice of any Credit extended after this date; [9] waives protest and any other notice of failure to pay the Credit or to perform any agreement relating to any Credit or Security; [10] acknowledges that Guarantor has read this Guaranty, the Lease and all other documents in connection with the Lease; and [11] acknowledges that Guarantor understands and agrees to Guarantor’s obligations under this Guaranty.

(d) No Reliance on Information about Tenant from Landlord. Guarantor [1] warrants that Guarantor has not relied on any information about Tenant, the Security or any guarantor of the Credit provided directly or indirectly by Landlord; [2] warrants that Guarantor is familiar with Tenant, Tenant’s affairs, and the Security; [3] warrants that Guarantor has had ample opportunity to investigate Tenant, Tenant’s affairs, the Security, and the effect that the Credit will have; [4] warrants that Guarantor has been provided all information concerning Tenant, Tenant’s affairs, and the Security that Guarantor has requested; [5] warrants that Guarantor has had adequate opportunity to seek and evaluate professional advice concerning Tenant, the Security and this Guaranty from advisors of Guarantor’s choosing, including financial and legal advice; and [6] agrees that Guarantor shall not rely on any information provided by Landlord about Tenant or the Security, including any other guarantor. Guarantor shall continue to investigate and evaluate Tenant and the Security independently throughout the term of this Guaranty, and Landlord has no obligation to provide Guarantor any information about Tenant or the Security.

(e) No Insolvency. On the date of Guarantor’s entering into this Guaranty and after giving effect to all indebtedness of Guarantor, Guarantor reasonably believes that [1] Guarantor will be able to pay Guarantor’s obligations as they become due and payable; [2] the present fair saleable value of Guarantor’s assets exceeds the amount that will be required to pay Guarantor’s probable liability on its obligations as the same become absolute and mature; [3] the sum of Guarantor’s property at a fair valuation exceeds Guarantor’s indebtedness; and [4] Guarantor will have sufficient capital to engage in Guarantor’s businesses. The proceeds of the Credit constitute fair consideration and reasonably equivalent value for this Guaranty.

3. Waivers. Without notice to or consent of Guarantor, Landlord may do or refrain from doing anything affecting any Credit or any Security, including the following: [a] granting or not granting any indulgences to anyone liable for payment of the Credit or any Security; [b] failing to get or to perfect any Security; [c] failing to get an enforceable agreement to repay the Credit; [d] releasing any Security or anyone or any property from liability for payment of the Credit; [e] changing the Lease or any agreement relating to the Credit or any Security; [f] extending the time for payment of the Credit, including extending the time beyond the term of the Lease; [g] exercising any right or remedy, including, without limitation, eviction of Tenant or termination of the Lease; [h] applying any funds received from Tenant, Guarantor or any other party and any funds realized from any Security in such manner and in such order or priority as Landlord elects in its sole discretion; and [i] delaying in enforcing or failing to enforce any rights to payment of the Credit or rights against any Security. In the event that Landlord forecloses or otherwise realizes on any Security for repayment of the Credit, Guarantor agrees that the purchase price at any judicial or other sale of the Security paid by Landlord or any other party shall be conclusive evidence of the value of the Security, and Landlord shall have an absolute right to obtain a deficiency judgment of all amounts due in excess of such purchase price, to the extent permitted by applicable law. Guarantor waives the right to contest the value of the Security through appraisals or otherwise, and waives any defense to a deficiency judgment that Guarantor may have pursuant to any statute or other applicable law.

FOR TEXAS – WHEN GUARANTOR IS GENERAL PARTNER OF PARTNERSHIP TENANT OR IS MEMBER OF LLC TENANT: GUARANTOR HEREBY AGREES THAT LANDLORD IS NOT REQUIRED TO COMPLY WITH §3.05(d) OF ARTICLE 6132(b) OF THE TEXAS CODE AND THAT THE LIMITATIONS OF SUCH SECTION SHALL NOT APPLY TO ANY ACTION BY LANDLORD AGAINST GUARANTOR ARISING WITH RESPECT TO THE CREDIT OR THIS GUARANTY.

4. Defects in Security, Etc. Guarantor’s liability under this Guaranty shall not be affected by [a] any default in any document concerning any Credit or Security when accepted by Landlord or arising any time thereafter; [b] the unenforceability of or defect in any Security or document relating to any Credit; [c] any decline in the value of any Security; [d] Landlord’s failure to obtain any Security or to perfect Landlord’s security interest therein; [e] the death, incompetence, insolvency, dissolution, liquidation or winding up of affairs of Tenant, Guarantor or anyone liable for any Security or the start of insolvency proceedings by or against any such person or entity; [f] any termination of the leasehold estate created by the Lease to the extent Tenant remained liable under the Lease; [g] the release or discharge of Tenant in any creditor’s, receivership, bankruptcy, other insolvency proceedings, or other proceedings; [h] impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provisions of the federal Bankruptcy Code or other statutes or from the decision of any court; [i] the rejection or disaffirmance of the Lease in any such proceedings; [j] the assignment or transfer of the Lease by Tenant; [k] any disability or other defense of Tenant; [l] the cessation from any cause whatsoever of the liability of Tenant under the Lease; or [m] any reorganization, merger, consolidation, combination or sale of substantially all the assets of Tenant.

5. Waiver of Surety’s Defenses. GUARANTOR WAIVES ALL SURETYSHIP AND OTHER SIMILAR DEFENSES.

6. Unconditional Obligation. If Tenant fails to pay all or any part of any Credit when due after expiration of any applicable grace, notice or cure period, Guarantor shall immediately pay to Landlord all amounts then due and payable in connection with any Credit, regardless of whether or not Landlord first pursues Tenant or exhausts any of its rights or remedies against Tenant, any other guarantor, others or other Security. Guarantor shall not have any right of subrogation to the rights of Landlord against any of the assets of Tenant or any other guarantor of the Lease until after indefeasible payment in full of the Credit.

7. Continuing Obligation. This Guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations, modifications, increases and reductions of the Lease Documents and the Credit. Guarantor’s liability under this Guaranty shall not be reduced or cancelled by any such action and shall be deemed modified in accordance with the terms of such action, whether or not Guarantor has notice of such action.

8. Subordination. Only during the Effective Period, as herein defined, Guarantor subordinates to and postpones in favor of the Credit and Security [a] any present and future debts and obligations of Tenant to Guarantor (the “Indebtedness”), including, but not limited to, [i] salary, bonuses and other payments pursuant to any employment arrangement; [ii] fees, reimbursement of expenses and other payments pursuant to any independent contractor arrangement; [iii] principal and interest pursuant to any Indebtedness; [iv] distributions payable to any shareholders or general or limited partners of Tenant; and [v] lease payments pursuant to any leasing arrangement; and [b] any liens or security interests securing payment of the Indebtedness. The provisions of this paragraph shall be effective only [i] after the occurrence of an Event of Default (as defined in the Lease) and until such Event of Default is cured, or [ii] after the commencement of any bankruptcy or insolvency proceeding by or against Tenant and until such proceeding is dismissed (“Effective Period”). During the Effective Period, Guarantor shall not ask for, sue for, demand, take or receive any payment, by setoff or in any other manner, including the receipt of a negotiable instrument, for all or any part of the Indebtedness owed by Tenant, or any successor or assign of Tenant, including, without limitation, a receiver, trustee or debtor in possession (the term “Tenant” shall include any such successor or assign of Tenant) until the Credit has been paid in full; however, if Guarantor receives such a payment, Guarantor shall immediately deliver the payment to Landlord for credit against the then outstanding balance of the Credit, whether matured or unmatured. During the Effective Period, notwithstanding any right of Guarantor to ask, demand, sue for, take or receive any payment with respect to the Indebtedness, all rights, liens and security interests of Guarantor, whether now or hereafter arising, in any assets of Tenant or in any Security shall be and hereby are subordinated to the rights of Landlord in such assets and Guarantor shall have no right to possession of any such assets or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until the Credit has been paid in full. Guarantor agrees that Landlord shall be subrogated to Guarantor with respect to Guarantor’s claims against Tenant and Guarantor’s rights, liens and security interest, if any, in any of Tenant’s assets and proceeds thereof until all of the Credit has been paid in full.

Guarantor warrants and represents that no other party owns an interest in the Indebtedness other than Guarantor (whether as joint holders of the Indebtedness, participants or otherwise) and that, except as provided below, the entire Indebtedness is and shall continue to be owing only to Guarantor. Guarantor shall not assign or transfer to others any claim Guarantor has or may have against Tenant, unless such assignment or transfer is made expressly subject to this Guaranty.

Any claim which Guarantor may make against Tenant or Tenant’s estate in any bankruptcy or insolvency proceedings shall be expressly subject to the terms of this §8.

In the event of any distribution of the assets or readjustment of the obligations and indebtedness of Tenant, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Indebtedness hereby subordinated, or the application of the assets of Tenant to the payment or liquidation thereof, Landlord shall be entitled to receive payment in full of any and all of the Credit, due or not due, prior to the payment of all or any part of the Indebtedness hereby subordinated, and in order to enable Landlord to enforce its rights hereunder in any such action or proceeding, Landlord is hereby authorized and empowered in its discretion to make and present for and on behalf of Guarantor such proofs of claims against Tenant, if Guarantor shall have failed to file any such proof of claim within 30 days after Landlord has requested Guarantor to file such proofs of claim on account of the Indebtedness hereby subordinated, as Landlord may deem expedient or proper, and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Credit.

In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Tenant or the proceeds thereof, to the creditors of Tenant’s business, or upon the sale of all or substantially all of Tenant’s assets, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Indebtedness shall be paid or delivered directly to Landlord for application on any of the Credit, due or not due, until such Credit shall have first been fully paid and satisfied. After the occurrence and during the continuance of any Event of Default, in the event that Guarantor shall fail or refuse to take any action that Landlord requests in writing that Guarantor take with respect to the Indebtedness within 30 days of Guarantor’s receipt of such request, Guarantor authorizes and empowers Landlord to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings, in Landlord’s own name or in the name of Guarantor or otherwise, as Landlord may deem necessary or advisable for the enforcement of this Guaranty; and Guarantor will execute and deliver to Landlord such powers of attorney, assignments or other instruments or documents, as may be requested by Landlord in order to enable Landlord to enforce any and all claims upon or with respect to any or all of the Indebtedness and to collect and receive any and all payments of distributions which may be payable or deliverable at any time upon or with respect to the Indebtedness, all for Landlord’s own benefit.

Should any payment, distribution, security, instrument or proceeds which are subject to the subordination contained in the first paragraph of this §8 be received by Guarantor upon, or with respect to, the Indebtedness while such subordination provision is effective and prior to the satisfaction of all of the Credit and termination of all financing arrangements between Tenant and Landlord, Guarantor shall receive and hold the same in trust as trustee, for the benefit of Landlord and shall forthwith deliver the same to Landlord in precisely the form received (except for the endorsement or assignment of Guarantor where necessary), for application on any of the Credit, due or not due, and until so delivered, the same shall be held in trust by Guarantor as the property of Landlord. In the event of the failure of Guarantor to make any such endorsement or assignment to Landlord, Landlord, or any of its officers or employees, is hereby irrevocably authorized to make the same.

Any instrument evidencing any of the Indebtedness, or any portion thereof, will, on the date hereof or promptly hereafter, be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of Landlord, pursuant to the terms of this Guaranty, and will be delivered to Landlord upon request therefor after the declaration of an Event of Default, if such original is necessary in order to enable Landlord to take any action permitted hereunder, including, without limitation, the filing of proofs of claim on behalf of Guarantor.

This subordination shall continue and shall be irrevocable until all the terms, covenants and conditions of the Credit have been fully and completely performed by Tenant or otherwise discharged and released by Landlord, and Guarantor shall not be released from any duty, obligation or liability hereunder so long as there is any claim of Landlord against Tenant arising out of the Credit which has not been performed, settled or discharged in full.

9. Financial Statements.

(a) Financial Statements. Not later than 90 days after the end of each fiscal year to the extent not otherwise delivered to Landlord in accordance with the terms of the Lease, each corporate, partnership or limited liability company Guarantor shall deliver to Landlord audited consolidated (if applicable) financial statements of such Guarantor for the preceding year. In addition, not later than 45 days after the end of each quarter, each corporate, partnership or limited liability company Guarantor shall deliver to Landlord unaudited consolidated (if applicable) financial statements of such Guarantor for the preceding quarter.

(b) Certificate. With each delivery of financial statements, Guarantor shall also provide to Landlord a Certificate in the form of Exhibit A.

(c) Tax Returns. Guarantor shall deliver or cause to be delivered to Landlord the federal tax return of Guarantor in accordance with the terms of the Lease on a consolidated basis with Company.

(d) Other Information. Guarantor shall promptly furnish to Landlord such other information and statements concerning the business affairs and financial condition of Guarantor as Landlord may reasonably request. Guarantor shall give Landlord access to all books, records and financial data of Guarantor by or through any of Landlord’s officers, agents, attorneys or accountants, at all reasonable times and upon reasonable prior notice. Landlord may examine, inspect and make extracts from Guarantor’s books and other records at all reasonable times and upon reasonable prior notice, subject, however, to any agreements made by Landlord regarding confidentiality of such information.

(e) Covenants. Guarantor covenants that all financial statements of Guarantor furnished Landlord will present fairly the financial condition of Guarantor as of the dates of the statements and will be prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved.

10. Net Worth and Current Ratio. Commencing with the fourth anniversary of the issuance of the C of O Date for the respective Facility operated by Subtenant and thereafter throughout the term of the Lease, each Subtenant shall maintain a Net Worth (as defined in the Lease) of at least $1,000,000.00, with cash and cash equivalents of $1,000,000.00. Commencing with the 1st full calendar quarter after the issuance of the C of O for the respective Facility operated by Subtenant and thereafter throughout the term of the Lease, each Subtenant shall maintain for each fiscal quarter a ratio of current assets to current liabilities of not less than 1.2 to 1.00. LifeCare shall maintain cash and cash equivalents, including eligibility under lines of credit, of at least $5,000,000.00.

11. No Conveyance. Guarantor shall not sell, give, convey or otherwise transfer, directly or indirectly, any of the assets of Guarantor to any person (“Transferee”) if such transfer would cause the Net Worth of such Guarantor to be less than the amount required to be maintained under this Guaranty; provided, however, that the foregoing restriction shall not apply to any transfer of assets made after Guarantor’s death (if an individual) pursuant to any will, testament or applicable law of descent and distribution. Any transfer of assets that is prohibited by this section shall constitute an Event of Default under the Lease and shall be deemed to be a fraudulent conveyance against Landlord. In the event of any such prohibited transfer, Landlord shall be entitled to enforce this Guaranty against the Transferee and to seize all such transferred assets and apply the proceeds from such assets to payment of the Credit, whether matured or unmatured.

12. Lease Covenants. Throughout the term of the Lease, Guarantor shall comply with all requirements and covenants of the Lease applicable to Guarantor, including, without limitation, Article 14, §15.7 and Article 23.

13. Subsequent Guaranties. No subsequent guaranty to Landlord by Guarantor shall supersede or terminate this Guaranty, but shall be an additional guaranty unless otherwise stated therein and, if Guarantor has given a previous guaranty to Landlord, this Guaranty shall be in addition to the previous guaranty.

14. Successors, Etc. This Guaranty shall be binding upon not only Guarantor but also Guarantor’s heirs, administrators and personal representatives and shall inure to the benefit of Landlord and its successors and assigns.

15. Termination; Revocation. Subject to reinstatement pursuant to §16, this Guaranty shall automatically terminate on the date on which all of the Credit is paid in full. No revocation of this Guaranty or any substitute guaranty by Guarantor shall be effective until all of the Credit has been paid in full.

16. Survival. The obligations of Guarantor under this Guaranty will continue to be effective or shall be reinstated, as the case might be, if at any time any payment from Tenant of any sum due to Landlord is rescinded or must otherwise be restored or returned by Landlord on the insolvency, bankruptcy, dissolution, liquidation or reorganization of Tenant or as a result of the appointment of a custodian, conservator, receiver, trustee or other officer with similar powers with respect to Tenant or any part of Tenant’s property or otherwise.

17. Governing Law. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Ohio, without giving effect to the conflict of laws rules thereof.

18. Number; Gender. Where appropriate, the number of any word in this Guaranty shall include both singular and plural, the gender of any word shall be masculine, feminine or neuter.

19. Enforceability. If any provision of this Guaranty or the application thereof to anyone or any circumstance shall be adjudged invalid or unenforceable to any extent, the application of the remainder of the provision to the party or circumstance, the application of the provision to other parties or circumstances, and the application of the remainder of this Guaranty shall not be affected thereby. Each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

20. No Waivers by Landlord. No forbearance by Landlord in exercising any right under this Guaranty, any Credit or any Security shall operate as a waiver thereof; no forbearance in exercising any right under this Guaranty, any Credit or any Security on any one or more occasions shall operate as a waiver of such right on any other occasion; and no single or partial exercise of any right under this Guaranty, any Credit or any Security shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. Landlord’s rights under this Guaranty are cumulative and not exclusive of any rights or remedies that Landlord may otherwise have.

21. Fees and Expenses. Guarantor shall pay to Landlord all reasonable costs and expenses incurred by Landlord in administering the Lease and the Security, enforcing or preserving Landlord’s rights in connection with any Credit, Security or this Guaranty and in all matters of collection, whether or not an Event of Default (as defined in the Lease) has actually occurred or has been declared and thereafter cured, including, but not limited to, [a] reasonable attorney’s fees and paralegal fees and disbursements; [b] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel and attendance at meetings, hearings, depositions and trials; and [e] consulting fees and expenses incurred by Landlord in connection with any litigation or other proceeding; provided, however, Landlord’s internal bookkeeping and routine leasing servicing costs are not payable by Guarantor.

22. Notices. Any notices required or desired to be given under this Guaranty shall be in writing and shall be delivered in the manner set forth in the Lease, and if to Landlord, delivered to Landlord at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475, and if to a Guarantor, to the address set forth opposite such Guarantor’s signature, or to such other address as Landlord or any Guarantor may hereafter give written notice thereof. All notices shall be effective upon the earlier of actual receipt or three days after deposit in the U.S. mail or one business day after deposit with the overnight courier. Any notices meeting the requirements of this section shall be effective, regardless of whether or not actually received.

23. Amendment. This Guaranty may not be amended except in a writing signed by Guarantor and Landlord. All references to this Guaranty, whether in this Guaranty or any other document or instrument, shall be deemed to incorporate all amendments, modifications, renewals and extensions of this Guaranty and all substitutions therefor made after the date hereof.

24. Joint and Several Liability. If more than one Guarantor, the liability of each Guarantor under this Guaranty is joint and several.

25. Counterparts. This Guaranty may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

26. WAIVER OF JURY TRIAL. LANDLORD AND GUARANTOR WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS GUARANTY.

27. CONSENT TO JURISDICTION. GUARANTOR HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR ANY COUNTY IN WHICH ANY OF THE PROPERTY IS LOCATED FOR ANY ACTION OR PROCEEDING ARISING FROM OR RELATING TO THIS GUARANTY. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT GUARANTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM

TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

GUARANTOR AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LANDLORD OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LANDLORD, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO.

GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY LANDLORD IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LANDLORD’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LANDLORD’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR THE PROPERTY OF GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

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IN WITNESS WHEREOF, Guarantor executes and delivers to Landlord this Amended and Restated Unconditional and Continuing Guaranty effective as of the Effective Date.

Address:	LIFECARE HOLDINGS, INC.

By:

Title:

Tax ID No.

Address:	SAN ANTONIO SPECIALTY HOSPITAL, LTD.

By:

Title:

Tax ID No.

Address:	LIFECARE HOSPITALS OF MILWAUKEE, INC.

By:

Title:

Tax ID No.